Exhibit 8.1

Xinyuan Real Estate Co., Ltd.

List of Subsidiaries as of March 31, 2013

Company Name	Jurisdiction of Incorporation	Parent Company	Equity Interest

Xinyuan Real Estate, Ltd.	Cayman Islands	Xinyuan Real Estate Co., Ltd.	100%
Xinyuan International Property Investment Co., Ltd.	Cayman Islands	Xinyuan Real Estate Co., Ltd.	100%
Xinyuan International (HK) Property Investment Co., Limited.	Hong Kong	Xinyuan International Property Investment Co., Ltd.	100%
XIN Development Group International Inc.	United States	Xinyuan International Property Investment Co., Ltd.	100%
South Glory International Ltd.	Hong Kong	Xinyuan Real Estate, Ltd.	100%
Victory Good Development Ltd.	Hong Kong	Xinyuan Real Estate, Ltd.	100%
Elite Quest Holdings Ltd.	Hong Kong	Xinyuan Real Estate, Ltd.	100%
XIN Irvine, LLC	United States	XIN Development Group International Inc.	100%
Vista Sierra, LLC	United States	XIN Development Group International Inc.	100%
XIN Development Management East, LLC	United States	XIN Development Group International Inc.	100%
XIN NY Holding, LLC	United States	XIN Development Group International Inc.	100%
421 Kent Development, LLC	United States	XIN Development Group International Inc.	100%
Xinyuan (China) Real Estate, Ltd.	China	Xinyuan Real Estate, Ltd.	100%
Henan Xinyuan Real Estate Co., Ltd.	China	Xinyuan (China) Real Estate, Ltd.	100%
Suzhou Xinyuan Real Estate Development Co., Ltd.	China	Xinyuan (China) Real Estate, Ltd.	100%
Anhui Xinyuan Real Estate Co., Ltd.	China	Xinyuan (China) Real Estate, Ltd.	100%
Xinyuan Real Estate (Chengdu) Co., Ltd.	China	Xinyuan (China) Real Estate, Ltd.	100%
Kunshan Xinyuan Real Estate Co., Ltd.	China	Xinyuan (China) Real Estate, Ltd.	100%
Beijing Xinyuan Wanzhong Real Estate Co., Ltd.	China	Xinyuan (China) Real Estate, Ltd.	100%
Beijing Heju Construction Material Co., Ltd.	China	Xinyuan (China) Real Estate, Ltd.	100%
Xinyuan Renju (Beijing) Asset Management Co., Ltd.	China	Xinyuan (China) Real Estate, Ltd.	100%
Xuzhou Xinyuan Real Estate Co., Ltd.	China	Xinyuan (China) Real Estate, Ltd.	100%
Henan Jiye Real Estate Co., Ltd.	China	Xinyuan (China) Real Estate, Ltd.	100%
Henan Wanzhuo Real Estate Co., Ltd.	China	Henan Xinyuan Real Estate Co., Ltd.	100%
Qingdao Xinyuan Xiangrui Real Estate Co., Ltd.	China	Henan Xinyuan Real Estate Co., Ltd.	100%
Shandong Xinyuan Real Estate Co., Ltd.	China	Henan Xinyuan Real Estate Co., Ltd.	100%
Xinyuan Property Service Co., Ltd.	China	Henan Xinyuan Real Estate Co., Ltd.	100%
Zhengzhou Mingyuan Landscape Engineering Co., Ltd.	China	Henan Xinyuan Real Estate Co., Ltd.	100%
Zhengzhou Xinyuan Computer Network Engineering Co., Ltd.	China	Henan Xinyuan Real Estate Co., Ltd.	100%
Zhengzhou Jiantou Xinyuan Real Estate Co., Ltd.	China	Henan Xinyuan Real Estate Co., Ltd.	100%
Beijing Xinyuan Priority Commercial Management Co., Ltd.	China	Xinyuan (China) Real Estate Ltd.	100%
Henan Xinyuan Priority Commercial Management Co., Ltd.	China	Beijing Xinyuan Priority Commercial Management Co., Ltd.	100%
Suzhou Xinyuan Wanzhuo Real Estate Co., Ltd.	China	Xinyuan (China) Real Estate, Ltd.	100%